UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2021

AGROFRESH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-36316	46-4007249
(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2021, AgroFresh Solutions, Inc. (the “Company”) and Jordi Ferre, the Company’s former Chief Executive Officer, entered into a separation agreement and release (the “Separation Agreement”), setting forth the terms of Mr. Ferre’s previously-announced departure from the Company, effective as of May 7, 2021 (the “Termination Date”). Pursuant to the terms of the Separation Agreement, following a revocation period provided for in the Separation Agreement, Mr. Ferre will be entitled to receive, among other things, (i) a severance payment in an amount equal to 1.5 times his base salary of $590,000 at the time of the termination of his employment, payable in equal installments over a 12-month period, (ii) a pro rata portion of Mr. Ferre’s annual bonus for 2021, if the Company’s applicable performance goals for 2021 are met, payable as and when the annual bonus would have been payable to Mr. Ferre if his employment had not been terminated, and (iii) the cost of Mr. Ferre’s and his dependents’ coverage under COBRA for an 18-month period. The Separation Agreement also provides that the final tranche of unvested shares, consisting of a total of 34,550 shares of the Company’s common stock, under Mr. Ferre’s restricted stock award agreement dated March 29, 2019, will be fully vested as of the Termination Date. The Separation Agreement contains customary confidentiality provisions and a release of claims, as well as an acknowledgment of Mr. Ferre’s existing non-competition and non-solicitation obligations, pursuant to his employment agreement with the Company (as modified by the Separation Agreement). Pursuant to the Separation Agreement, Mr. Ferre also resigned as a member of the Board of Directors of the Company, effective as of April 30, 2021.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Separation Agreement and Release between the Company and Jordi Ferre.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: May 5, 2021

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel